Exhibit 99.1

Expion360 Announces Financing Commitments of up to $22.5 Million

Financing Provides Additional Operating Liquidity and Financial Flexibility to Support IP & Product Development, and Newly Launched Home Energy Storage Solutions

REDMOND, OR. -- December 28, 2023 -- Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, today announced that it has entered into a securities purchase agreement (the "Securities Purchase Agreement"), under which the Company has sold and issued a senior unsecured convertible promissory note in an original principal amount of $2.75 million (the "Note") to 3i, LP (“3i Fund”). The Company also announced that it has entered into a common stock purchase agreement establishing an equity line of credit with Tumim Stone Capital, LLC (“Tumim”), under which the Company will have the right, but not the obligation, to issue and sell to Tumim up to $20.0 million in shares of the Company’s common stock from time to time, subject to certain conditions set forth therein (the “ELOC”).

Nine percent per annum interest on the Note will be paid by the Company monthly in cash or, at the Company’s option and subject to the terms and conditions of the Note, shares of the Company’s common stock. The Note will mature on December 27, 2024, unless repurchased or converted in accordance with its terms prior to such date. As consideration for entering into the Note, the Company will issue shares of common stock equal to $300,000 to 3i Fund (the “Commitment Shares”). In accordance with the terms of the Securities Purchase Agreement, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement to its effective shelf registration statement on Form S-3 (File No. 333-272956) registering the Note, the shares issuable upon conversion of the Note, and the Commitment Shares pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Under the terms of the ELOC, Expion360 has the right, but not the obligation, to issue and sell to Tumim up to $20.0 million in shares of the Company’s common stock subject to customary conditions. Purchase notices may be issued over the 24-month period commencing once certain conditions are satisfied, including the filing and effectiveness of a registration statement on Form S-1 with the SEC with respect to the sale of such shares under the ELOC. Any shares sold to Tumim under the ELOC will be sold at a price of 95% of the lowest daily volume-weighted average price during the succeeding three consecutive trading-day period, and limited to the lesser of (i) 100% of the average daily trading volume over the five trading days prior to the Purchase Notice Date (ii) 40% of the daily trading volume on the Purchase Notice Date, or (iii) $2,000,000.

Expion360 intends to use the net proceeds from the Note and ELOC for working capital and general corporate purposes to support its future growth.

Further details on the Note and ELOC will be disclosed in a Current Report on Form 8-K that the Company intends to file with the SEC on December 29, 2023.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referred to in this press release in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of Expion360’s common stock under the registration statements referred to in this press release will be made only by means of a prospectus.

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development. On December 19, the Company announced it has entered the home energy storage market with its introduction of two premium lithium iron phosphate (LiFePO4) battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. Please Find the Press Release Here.

The Company’s lithium batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other Li-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 Li-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Examples of such forward-looking statements include statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate," or similar expressions. Forward-looking statements included in this release include statements about the availability and use of the ELOC, statements regarding the filing and effectiveness of a prospectus supplement and a registration statement to be filed by the Company with respect to the securities referenced in this press release, and statements about the Company’s intellectual property and product development, growth strategy, and expansion plans, and intended use of proceeds from the offerings, among others. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us